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                                                                   EXHIBIT 10.77

                                   [MTI LOGO]

                    SOFTWARE LICENSE AGREEMENT ("AGREEMENT")

THIS AGREEMENT is made on the 7th day of July 2003 (the "Effective Date"), BETWEEN (1) MTI Technology Corporation, a Delaware, USA, corporation, whose principal place of business is situated at 14661 Franklin Avenue, Tustin, California 92780, USA ("MTI"); and (2) Xyratex International Inc., a company incorporated in England, whose registered office is situated at Langstone Road, Havant, Hampshire, PO9 ISA, England ("Xyratex").

RECITALS:

         (A) The parties have entered into a Memorandum of Understanding dated 26th June 2003 relating to the provision of certain premises, assets and software from MTI to Xyratex. This Agreement sets out the terms and conditions under which MTI is to license the Software (as defined hereunder) to Xyratex.

         (B) MTI has agreed to supply Xyratex with the Software. The Software enables Xyratex to test and evaluate products.

THE PARTIES AGREE:

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Agreement:

         "DERIVATIVE WORKS" means any modification or adaption to any part of the Software by Xyratex under the terms of this Agreement.

         "INTELLECTUAL PROPERTY" means any patent, trade mark, design, design rights, copyright, database right, topography rights, moral rights, know how, trade secret and other confidential information, rights in the nature of any of the these items in any country, rights in the nature of unfair competition rights and rights to sue for passing off or other similar intellectual or commercial right (in each case whether or not registered or registrable) and registrations of and applications to register any of the these items.

         "LICENSE FEE" means a one time, upfront payment of US$200,000 (two hundred thousand US dollars) (exclusive of any value added tax or other taxes or levies).

         "OBJECT CODE" means any machine executable code derived in whole or in part from the Software.

         "PERMITTED USE" means, in relation to the Software, to (i) internally use, reproduce, load, analyze, and create Derivative Works of the Source Code for the purpose of testing and evaluating products and integrating the Software and any Derivative Works with Xyratex products and (ii) to reproduce, distribute and sublicense the use of the Software and/or any Derivative Works (with Xyratex products) to third parties.

         "SOFTWARE" means the software programs (in Source Code and Object Code form) as listed in Schedule A.

         "SOURCE CODE" means the human readable code, which documents the Software.

2.       LICENSE

2.1 Upon the Effective Date, MTI shall supply Xyratex with the Software. From the Effective Date, MTI may invoice Xyratex for the License Fee. Xyratex shall pay the License Fee to MTI within thirty (30) days from the date of MTI's invoice.

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2.2      The Intellectual Property, title and interest in the Software supplied to Xyratex is, and shall remain, the property of MTI and the Xyratex is not licensed to use the Software otherwise than expressly provided for in this Agreement.

2.3 With effect from the Effective Date and in consideration of payment of the License Fee by Xyratex to MTI, MTI grants to Xyratex a worldwide, royalty-free, exclusive, perpetual license for Xyratex to use the Software for the Permitted Use.

2.4 The Intellectual Property, title and interest in any Derivative Works created by Xyratex (including its employees or contractors) is and shall remain, the property of Xyratex (subject to MTI's ownership of the underlying Software), MTI has no right or license to any Derivative Works and Xyratex (including its employees and contractors) is not required to disclose any Derivative Works to MTI.

2.5 Xyratex (and its employees or contractors) shall not use the Software (or any revision of the Software that is done by Xyratex under the terms of this Agreement) for any purpose other than the Permitted Use. Xyratex will inform MTI in writing promptly if Xyratex becomes aware of any unauthorized use of the Software.

3.       WARRANTY AND SUPPORT

3.1 MTI makes no warranty, express or implied, and disclaims any warranties with respect to the Software, including without limitation, any warranty for fitness for a particular purpose, merchantability, quality or non-infringement. MTI does not warrant that the operation of the Software will be uninterrupted or error free.

3.2 MTI shall not be liable for fixing any errors or providing any type of support (technical or otherwise) in the Software. Any services to be provided by MTI to Xyratex shall be pursuant to the terms and conditions of a separate agreement.

4.       LIMITATION OF LIABILITY

4.1 MTI shall not be liable for costs of procurement of substitutes, loss or profits, use or data, interruption of business, or for any other special, consequential, incidental or indirect damages, however caused, whether for breach of warranty, contract, tort, negligence, strict liability, infringement or otherwise.

4.2 Except in the case of fraud or personal injury caused by MTI's negligence, MTI's cumulative liability under this Agreement for all causes of action shall be limited to and not exceed the fees paid (if any) by Xyratex for the license of the Software hereunder, regardless of whether MTI has been advised of the possibility of such damages or any remedy set forth herein fails of its essential purpose or otherwise.

4.3 This section 4 allocates the risks under this Agreement. MTI pricing (if any) reflects this allocation of risk and the limitation of liability specified herein.

5.       CONFIDENTIALITY

5.1 MTI and Xyratex have entered into a mutual non-disclosure agreement ("NDA") with NDA number X410. dated 22nd JULY 1997 and the terms of such NDA are hereby incorporated herein and shall govern the disclosure of confidential information under this Agreement. These terms of this Agreement will take precedence over any conflicting term contained in such NDA.

6.       TERM AND TERMINATION

6.1 The license granted under this Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with this section 6, shall continue thereafter.

Software License Agreement

July 7,2003

                                 Page 2 of 5                       MTI & Xyratex

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6.2      MTI may terminate this Agreement immediately: (a) if Xyratex breaches any confidentiality provisions contained herein or in the NDA referred to in section 5.1 above; (b) if, at any time during the continuance of this Agreement, Xyratex opposes or assists any third party to oppose the validity or MTI's ownership of Intellectual Property in the Software. Either party may terminate this Agreement immediately: (c) upon the other party's insolvency, bankruptcy, reorganization (except for the purposes of a bona fide scheme for amalgamation or reconstruction), or assignment for the benefit of creditors; or (d) in the event of any other material breach by the other party of any provision of this Agreement where the defaulting party fails to correct such breach within thirty (30) days of written notice thereof.

6.3 If this Agreement terminates: (a) Xyratex will immediately deliver to MTI all fees due and owing (if any) as of the date of termination; (b) the license granted in section 2 will immediately terminate; (c) Xyratex will, at MTI's option, either return to MTI the Software, all related documentation and any other confidential information of MTI's, and all copies thereof existing at the date of such termination, or destroy them and certify in writing to MTI that they have been destroyed; (d) notwithstanding the foregoing, Xyratex's right to right to sell, maintain or support products into which the Software or any Derivative Work has been incorporated before the date of termination shall not be affected, except to the extent that such sale, maintenance or support constitutes a breach of this Agreement; and (e) any already existing rights or liabilities of either party will not be affected.

7.       GENERAL

7.1 Subject to clause 7.2, the parties shall not assign any portion of its rights or liabilities under this Agreement without the written consent of the other (such consent not to be unreasonably withheld or delayed).

7.2 Each party shall be entitled to assign its respective rights and obligations under this Agreement to an affiliate or to such third party as may purchase all or a substantial part of its assets (or the relevant business division thereof) upon providing the other with prior written notice of such assignment.

7.3 This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, and the parties submit to the non-exclusive jurisdiction of the Courts of California, USA.

7.4 All notices to be given under this Agreement must be in writing and sent to the address of the party as set forth above, Attention: Legal Department, or any other address which the recipient may tell the other in writing. Any notice may be delivered by hand personally or sent by registered mail or by facsimile and will be treated as served: if by hand, when delivered; if by registered mail, 72 hours after posting; and if by facsimile, when dispatched, provided the sender's fax machine produces automatic confirmation of error free transmission to the recipient's fax number.

7.5 A failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

7.6 If any term of this Agreement is determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other terms shall be deemed valid and enforceable to the maximum extent possible.

7.7 Neither party shall be liable for any loss, damage, or penalty arising from delay due to causes beyond its reasonable control.

7.8 Both parties acknowledge that they have read, understood and agree to be bound by this Agreement, and that this Agreement is the complete and exclusive statement of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, all other communications between the parties relating to such subject matter save for fraudulent misrepresentations.

7.9 This Agreement may be modified only by a written instrument duly executed by an authorized representative of MTI and Xyratex.

Software License Agreement

July 7,2003

                                 Page 3 of 5                       MTI & Xyratex

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7.10     This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who is not a party to it, under the Contracts (Rights of Third Parties) Act 1999 or otherwise and neither party can declare itself a trustee of the rights under it for the benefit of any third party.

IN WITNESS the parties have signed this Agreement on the date referred to above.

SIGNED by MARK FRANZEN               )     /s/ Mark Franzen
CHIEF FINANCIAL OFFICER              )    -------------------------------
for and on behalf of                 )       8-4-03
MTI TECHNOLOGY CORPORATION           )

SIGNED BY STEVE BARBER               )     /s/ Steve Barber
CEO                                  )    -------------------------------
for and on behalf of                 )
XYRATEX INTERNATIONAL INC.           )

Software License Agreement

July 7,2003

                                 Page 4 of 5                       MTI & Xyratex

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                                   SCHEDULE A

                                    SOFTWARE

PLEASE SEE ATTACHED SOFTWARE LIST HEADED "SOFTWARE" AS INITIALLED BY MTI AND XYRATEX.

Software License Agreement

July 7,2003

                                 Page 4 of 5                       MTI & Xyratex

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                                                             Software

                                                                                      Estimated
                                                                       Estimated    Test/Validate
                                                                      Development    /Document
Test Name            Platform              Purpose                       Time           Time       Value Multiplier  Estimated Value
                                Multi-purpose drive testing
                                suite of tools. Benchmarking/
                                data integrity in both raw
                                and filesystem mode. This is the
                                most valuable utility in the suite
                                of utilities, as it represents
                                many years of development,
                                refining, and review. Many
                                data corruption problems were
                                found and fixed by using this
                                utility. During each problem,
                                the test is always highly
                                scrutinized and problems have
                                been found and fixed over the
                                years. If developing a data
                                integrity utility
                                generator/checker can be
                                avoided, it should be. Development
                                started in 1996. Brett Griffiths
                                was the author and Greg Marcinko
                                has been maintaining and enhancing
                                since then. To start over, it
                                would take about a year for a
                                dedicated expert
                                systems/development/dvt person
                                to recreate. One of the main
                                values of this software is that
                                it is cross platform and time/
                                product tested over the last 7
                                years. The suite includes
                                disk_integrity,
                                disk_failover, disk_format,
Divist Suite         Multiple   disk_capacity, disk_asynch.                    12               6                 2     $ 414,720.00

                                This is a tool for replaying
                                I/O profiles that had been
                                collected in the filed. The
                                goal is to replay the exact
                                sequences of requests to a set
                                of devices for the purpose of
                                turning or debugging.
I/O Profiler/                   Potential patent material and
Data Replay          Multiple   this would be the original work.                2               2                 3     $ 138,240.00

                                ASL's for S200 and Vivant 400.
                                This is already a requested piece
                                of software by Xyratex. It took
                                MTI about 1 year to get through
                                the development effort and
                                testing cycle. Even after a year,
                                MTI was touted as the first to
                                market with an ASL. The basis for
                                the design was flexiblity across
                                multiple products. After the
                                release of the code, there has
                                not been a requirement ot fix a
                                single bug, thus avoiding a
                                lengthly and time consuming test
                                cycles(veritas has to approve all
                                of the tests, do a source code
Veritas ASL          Solaris    review, compiling comparisons, etc).            2               8                 1     $ 115,200.00

                                Automates the setting and
                                displaying of the Mode Pages of
                                SCSI/FC devices. This is the only
                                way to set all of the mode pages
                                for disk drives within a mylex
                                based product to their correct
                                values or just read the values.
                                It also works for JBOD and RAID
                                products. Uses the MTI SCSI
Gldmps               Solaris    pass thru layer.                                4               2                 1     $  69,120.00

                                Collects the current state of a
                                host system and saves it to a
                                text file. Very valuable for
                                support ogranization, as it does
                                a snapshot fo the entire system
                                that is being examined. It runs
                                on all UNIX platforms. Refined
host_state_collect   Multiple   over the past 7 years.                          1             0.5                 3     $  51,840.00

                                This is software that abstracts
                                the unique API's for all of the
                                UNIX platforms into a single API
MTI SCSI                        for accessing the SCSI icotl
pasthru layer        Multiple   layer.                                          4               2               0.5     $  34,560.00

                                Automation tool to Create load
                                and exercise an Oracle database
                                using the FCC license data.
                                Very unique experience to develop
DVTORA 1             Solaris    this test.                                      2             0.5                 1     $  28,800.00

                                MTI Serial Port Interface. Used
                                to capture data from a comm port.
                                This is very valuable for UNIX
                                hosts because the normal method
                                of reading from the serial
                                port(tip) is very complex and
                                different on every system. This
                                was initially called nmft for
Mtispi               Multiple   (no more box tip).                              1             0.5                 1     $  17,280.00

                                Data integrity test sepecifically
                                designed to test defragmentation
                                tool. Basically, this creates a
                                situation on the disk where it is
Fragdisk             Multiple   fragmented.                                   0.5             0.5                 1     $  11,520.00

                                Java based tool to dynamically
                                display performance statistics of
                                a disk. Must be used on a system
                                that supports iostat. This tool
                                is very useful for demos because
                                it represents visual feedback to
                                the user regarding various
                                performance metrics for specified
Mtichart             Multiple   devices.                                      0.5            0.25                 1     $   8,640.00

                                Displays all the data associated
                                with a FC-MI compliant HBA. Dumps
                                the internal queue in realtime of
                                the HBA, inquires for all
                                'connected' devices, etc. Very
                                useful tool for debugging SAN
Hbadump              Solaris    issues.                                       0.5            0.25                 1     $   8,640.00

                                Automation tool to show the
Showdisks            Multiple   available devices on a system                 0.1                                 1     $   1,152.00

                                Automated the creation and
                                destruction of logical volumes on
pvlinks/unpvlinks    HPUX       HPUX                                          0.1                                 1     $   1,152.00

                                Automates the capture of system
Mti_Syslog           Multiple   logs during test execution.                   0.1                                 1     $   1,152.00

                                Automates the file system creation
Imount/dismount      Multiple   and mounting of a device.                     0.1                                 1     $   1,152.00

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
                                                              Software
                  Veritas
Concat            Script      Automates the creation of a Veritas concatentation set.                 0.1       1        $1,152.00
                  Veritas
Mirror            Script      Automates the creation of a Veritas Mirror                              0.1       1        $1,152.00
                  Veritas
Raid10            Script      Automates the creation of a Veritas RAID 10 set                         0.1       1        $1,152.00
                  Veritas
Raid5             Script      Automates the creation of a Veritas RAID 5 set                          0.1       1        $1,152.00
                  Veritas
remove_vol        Script      Automates the destruction of a Veritas volume set                       0.1       1        $1,152.00
                  Veritas
Stripe            Script      Automates the creation of a Veritas Stripe set                          0.1       1        $1,152.00
                              Automates the failover testing of a mylex based controller.
failover_soft     Solaris     This is a combination of scripts and code.                              0.1       1        $1,152.00
mti_cda_sun.sh    Solaris     Automates a basic capture of a crash dump from a Solaris box.           0.1       1        $1,152.00
Unixpage          Multiple    Test tool to validate a disk device can be used as a system
                              page/swap device.                                                       0.1       1        $1,152.00
ntpage.exe        Windows     Test tool to validate a disk device can be used as a system
                              page/swap device.                                                       0.1       1        $1,152.00
file_copy.exe     Windows     Executes file copy operations.                                          0.1       1        $1,152.00
fs_check.exe      Windows     Automates a file system check on Windows.                               0.1       1        $1,152.00
showscsi.exe      Windows     Dumps devices on the SCSI/FC adapters                                   0.1       1        $1,152.00
Download          Solaris     Downloads firmware to a disk drive on Solaris.                          0.1       1        $1,152.00
Inquiry           Solaris     Runs an inquiry to a disk drive on Solaris                              0.1       1        $1,152.00
read_cap          Solaris     Reads the capacity of a disk drive on Solaris                           0.1       1        $1,152.00
Format_512        Solaris     Formats a disk to 512 sectors on a Solaris                              0.1       1        $1,152.00

                                                                                                              TOTAL    $922,752.00

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